SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

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                       the Securities Exchange Act of 1934

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                           ProIndia International, Inc
                          (formerly We Sell For U Corp)
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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


                           PROINDIA INTERNATIONAL, INC

                            (a Delaware Corporation)





                              INFORMATION STATEMENT

                       Date first mailed to Stockholders:

                                November 6, 2009





                                     Level 8

                                580 St Kilda Road

                             Melbourne Victoria 3004

                                    Australia

                  (Principle executive offices of the Company)





                        WE ARE NOT ASKING YOU FOR A PROXY

                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                           PROINDIA INTERNATIONAL, INC
                              INFORMATION STATEMENT

                                  INTRODUCTION

     This Information Statement is being furnished to stockholders of ProIndia International, Inc, a Delaware corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with an Action by Written Consent, dated November 26, 2009, of a Stockholder of the Company in lieu of a General Meeting of Stockholders of the Company (the "Written Consent"). A copy of the Written Consent is attached as Exhibit "A" to this Information Statement.

     Management of the Company is utilising the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be to re-elect the sole Director for a further period of 12 months; and Power Developments Pty Ltd which has some common Directors with the Company and which owns 95.83% of the issued and outstanding shares of the Company's $.0001 par value common stock has indicated that it will vote for the re-election of Directors for a further period of 12 months, thereby ensuring the approval of such resolutions. See "Vote Required"; and "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management". The Company has received the executed Written Consent from Power Developments Pty Ltd which shall be effective 21 days from the date this Information Statement is first mailed to Stockholders. See "Matters Set Forth in the Written Consent".

     Stockholders of record at the close of business on October 30, 2009 are being furnished copies of this Information Statement. The principal executive offices of the Company are located at Level 8, 580 St Kilda Road Melbourne, Victoria, 3004, Australia, and the Company's telephone number is 011 613 8532 2860.

                    MATTERS SET FORTH IN THE WRITTEN CONSENT

     The Written Consent contains a resolution approving the re-election of the sole Director for a further period of 12 months. Power Developments Pty Ltd which has some common Directors with the Company and which owns 95.83% of the currently issued and outstanding shares of common stock has executed the Written Consent, thereby ensuring the approval of the re-election off the sole Director for a further period of 12 months. See "Other Information Regarding The Company
- Security Ownership of Certain Beneficial Owners and Management."

                                  VOTE REQUIRED

     As of November 26, 2009 (date of Written Consent), 259,200,000 shares of common stock were issued and outstanding, thus, stockholders representing no less than 129,600,001 shares of common stock were required to execute the Written Consent to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consent" Power Developments Pty Ltd which has some common Directors with the Company and which owns approximately 248,400,000 shares of common stock, or 95.83% of the outstanding common stock, has executed the Written Consent, thereby ensuring the approval of the re-election of the sole Director for a further period of 12 months. MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND MANAGEMENT A PROXY.


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

                    APPROVAL OF THE RE-ELECTION OF DIRECTORS

General

     Our By-laws provide that the number of Directors of the Company shall be a minimum of one person and that the number of directors which shall thereafter constitute the whole Board shall be determined by the Board of Directors. The Board has determined that the number of Directors constituting the whole Board shall be one.

     Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

     Our Board of Directors currently has four members who hold office for a period of one year.

Director nominees

     Mr. Joseph Gutnick is management's director nominee. He has been a director since December 2008.

Directors and executive officers

Name                      Age       Position(s) Held

Joseph Gutnick            57        Chairman of the Board, President, Chief
                                    Executive Officer and Director

Peter Lee                 52        Director, Secretary, Chief Financial Officer
                                    and Principal Accounting Officer

Joseph Gutnick

     Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer since December 2008. He has been a Director of numerous public listed companies specializing in the mining sector since 1980 and is currently President and CEO of Legend International Holdings, Inc., Golden River Resources Corporation. and Liquid Financial Engines, Inc., US corporations listed on the OTC market, President and CEO of Northern Capital Resources Corp and Yahalom International Resources Corp, US corporations; Executive Chairman of Acadian Mining Corporation (Toronto Stock Exchange) and Royal Roads Corp (Toronto Venture Exchange) and Executive Chairman and Managing Director of North Australian Diamonds Limited, Top End Uranium Ltd and Quantum Resources Limited. Mr. Gutnick was previously a Director of the World Gold Council. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

Peter Lee

     Mr. Lee has been Chief Financial Officer and Secretary since December 2008. Mr. Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 30 years commercial experience and is currently Chief Financial Officer and Company Secretary of several listed public companies in Australia and CFO and Secretary of Legend International Holdings, Inc., Golden River Resources Corporation and Liquid Financial Engines, Inc., US corporations listed on the OTC market and Northern Capital Resources Corp and Yahalom International Resources Corp, US corporations. All Directors have been appointed for a one-year term which expires in December 2009.

     Directors need not be stockholders of the company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

     Our Board of Directors consists of one director. During fiscal 2008, our Board of Directors did not meet. The Board of Directors also uses resolutions in writing to deal with certain matters, and during fiscal 2008, five resolutions in writing were signed by all Directors.

     We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of ProIndia International, Inc on the same basis as candidates proposed by any other person.

Audit Committee

     At December 31, 2008, the Company had not formed an audit committee or adopted an audit committee charter. In lieu of an audit committee, the Company's board of directors assumes the responsibilities that would normally be those of an audit committee. Given the limited scope of the Company's operations to date, the Board of Directors does not at present have a director that would qualify as an audit committee financial expert under the applicable federal securities law regulations.

Remuneration Committee

     At December 31, 2008, the Company had not formed a remuneration committee or adopted a remuneration committee charter. In lieu of a remuneration committee, the Company's board of directors assumes the responsibilities that would normally be those of a remuneration committee.

Code of Ethics

     We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees. A copy of the Code of Conduct and Ethics is posted on our website at www.wsfucorp.com and we will provide a copy to any person without charge. If you require a copy, you can download it from our website or alternatively, contact us by facsimile or email and we will send you a copy.


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

Annual Meeting Attendance

     The Company encourages all Directors to attend the Annual Meeting of Stockholders either in person or by telephone. The Company has not previously held an Annual general Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding common stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our common stock and are also required to provide to us copies of such reports. Based solely on such reports and related information furnished to us, we believe that in fiscal 2008 all such filing requirements were complied with in a timely manner by all Directors and executive officers

Executive Compensation.

Summary Compensation Table

     The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer for services rendered to us during the fiscal years ended December 31, 2008. No other executive officer received more than US$100,000 per annum during this period.

Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------
Name and       Year      Salary     Bonus    Stock      Option      Non-Equity   Change in     All Other       Total
Principal                                    Awards     Awards      Incentive    Pension       Compensation
Position                                                            Plan         Value and
                                                                    Compensation Nonqualified
                                                                                 Deferred
                                                                                 Compensation
                                                                                 Earnings
--------------------------------------------------------------------------------------------------------------------
Joseph         2008         $-        -          -           -           -             -           -          $-
Gutnick,
Chairman of
the Board,
President
and CEO (1)
--------------------------------------------------------------------------------------------------------------------
Edward T       2008         $-        -          -           -           -             -           -          $-
Famer,         2007         $-        -          -           -           -             -           -          $-
Director and
CEO (2)
--------------------------------------------------------------------------------------------------------------------

1. Joseph Gutnick appointed December 28, 2008.
2. Edward Farmer appointed November 12, 2007 and resigned December 28, 2008.


     We have a policy that we will not enter into any transaction with an officer, Director or affiliate of the Company or any member of their families unless the terms of the transaction are no less favorable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to the Company at the time authorized.

Outstanding Equity Awards at Fiscal Year-End

     It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings.

Principal Officers Contracts

     The principal officers do not have any employment contracts.

OTHER INFORMATION REGARDING THE COMPANY - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group as of October 26, 2009.


---------------------------------------------------------------------------------------------------------
Title of                      Name and Address                  Amount and nature of      Percentage
Class                         of Beneficial Owner*              Beneficial Owner          of class (1)
---------------------------------------------------------------------------------------------------------
Shares of common stock        Joseph Gutnick                       248,400,000  (2)           95.83

                              Peter James Lee                             nil                  nil

---------------------------------------------------------------------------------------------------------
                              All officers and Directors
                              as a group                           248,400,000                95.83
---------------------------------------------------------------------------------------------------------

* Unless otherwise indicated, the address of each person is c/o ProIndia International, Inc, Level 8, 580 St. Kilda Road, Melbourne, Victoria 3004 Australia
**   less than 1%

Notes:

(1)  Based on 259,200,000 shares outstanding as of October 26, 2009.
(2) Includes 248,400,000 shares owned by Power Developments Pty Ltd, of which Mr. Joseph Gutnick is the sole Director and stockholder.


Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding common stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in the Company's common stock and are also required to provide the Company with copies of such reports. Based solely on such reports and related information furnished to the Company, the Company believes that in fiscal 2005 all such filing requirements were complied with in a timely manner by all directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We are one of eight affiliated companies under common management. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and administration staff. It is the intention of the affiliated companies and respective Boards of Directors that any arrangements or transactions between the companies should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

     AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

     We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, we are required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us. We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

     The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

     In accordance with the Service Agreement, AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

Transactions with Management.

     We have a written policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favorable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorized.

                                    EXHIBIT A

                           PROINDIA INTERNATIONAL, INC

                  NOTICE PURSUANT TO SECTION 228 OF THE GENERAL
                                 CORPORATION LAW



To:      All Stockholders

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of ProIndia International, Inc by written consent with a meeting dated November 26, 2009 have duly adopted the following resolution:

         "a resolution approving the re-election of Joseph Isaac Gutnick, for a period of 12 months and until their successors are elected and have qualified."





PETER LEE
CFO & Secretary

November 6, 2009






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